UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2021 (October 20, 2021)

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

BowX Acquisition Corp.

2400 Sand Hill Rd., Suite 200

Menlo Park, CA 94025

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on March 25, 2021, BowX Acquisition Corp., a Delaware corporation (“BowX”), BowX Merger Subsidiary Corp., a Delaware corporation and a direct, wholly owned subsidiary of BowX (“Merger Sub”), and New WeWork Inc., a Delaware corporation formerly known as WeWork Inc. (“Prior WeWork”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other transactions, on October 20, 2021, Merger Sub merged with and into Prior WeWork (the “First Merger”), with Prior WeWork surviving the First Merger as a wholly owned subsidiary of BowX (Prior WeWork, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”). Immediately following and as part of the same overall transaction as the First Merger, the Surviving Corporation merged with and into BowX Merger Subsidiary II, LLC (“Merger Sub II”), a Delaware limited liability company and a direct wholly owned subsidiary of BowX (the “Second Merger” and, together with the First Merger and with the other transactions described in the Merger Agreement, the “Business Combination”), with Merger Sub II being the surviving entity of the Second Merger. In connection with the closing of the Business Combination, BowX changed its name to WeWork Inc.

On October 19, 2021, BowX held a special meeting of its stockholders (the “Special Meeting”) in connection with the Business Combination. BowX’s stockholders voted to approve its business combination with Prior WeWork.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to BowX and its consolidated subsidiaries prior to the completion (the “Closing”) of the Business Combination and WeWork Inc. and its consolidated subsidiaries following the Closing. All references herein to the “Board” refer to the board of directors of BowX or WeWork Inc., as applicable.

As a result of and upon the Closing, which occurred on October 20, 2021, among other things, all outstanding shares of Prior WeWork capital stock immediately prior to the effective time of the First Merger (the “Effective Time”) (other than (A) shares of Class C common stock of Prior WeWork, which were converted into the right to receive a number of shares of Company Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), equal to (x) the exchange ratio under the Merger Agreement (which was equal to 0.82619) (the “Exchange Ratio”) multiplied by (y) the number of shares of Class C common stock of Prior WeWork held by such holder as of immediately prior to the Closing, (B) treasury shares, (C) dissenting shares and (D) shares of capital stock of Prior WeWork subject to stock awards) were cancelled in exchange for the right to receive a portion of an aggregate of 655,300,000 shares of Company Class A common stock, par value $0.0001 (the “Class A Common Stock”) (at a deemed value of $10.00 per share) representing a pre-transaction equity value of Prior WeWork of approximately $6.553 billion. Upon Closing, the Company received approximately $1.3 billion in gross cash proceeds consisting of approximately $333.0 million from the BowX trust account, $150.0 million from the previously announced backstop investment by DTZ Worldwide Limited, a parent company to Cushman & Wakefield U.S., Inc. (the “Backstop Investor”), and $800.0 million from the PIPE Investment (as defined below).

Prior to the Special Meeting, a total of 15,006,786 shares of Class A Common Stock were presented for redemption for cash at a price of $10.00 per share in connection with the Special Meeting (the “Redemptions”). As previously disclosed, the Backstop Investor committed to subscribe for the number of shares of Class A Common Stock equal to the amount of the Redemptions, subject to a cap of 15,000,000 shares of Class A Common Stock (the “Cap”). The purchase price for such shares of Class A Common Stock was equal to $10.00 per share multiplied by the number of Redemptions, subject to the Cap, for an aggregate purchase price of up to $150,000,000 (the “Backstop Investment”). Substantially concurrently with the Closing, the Backstop Investor subscribed for 15,000,000 shares of Class A Common Stock for $150,000,000. So long as the Backstop Investor continues to hold a specified amount of shares of Class A Common Stock, then the Backstop Investor has the right to designate a board observer.

Immediately after giving effect to the Business Combination, there were 696,492,801 issued and outstanding shares of Class A Common Stock and 19,938,089 issued and outstanding shares of Class C Common Stock. BowX’s public units separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from the Nasdaq Stock Market LLC (“Nasdaq”). As of the date of the Closing, our post-Closing directors and executive officers and their respective affiliated entities beneficially owned approximately 4.1% of the outstanding shares of Class A Common Stock, which represents approximately 4.0% of the total voting power of our outstanding shares, and no outstanding shares of Class C Common Stock, and the securityholders of BowX immediately prior to the Closing (which includes Vivek Ranadivé, who is one of our post-Closing directors) beneficially owned post-Closing approximately 6.1% of the outstanding shares of Class A Common Stock, which represents approximately 5.9% of the total voting power of our outstanding shares, and no outstanding shares of Class C Common Stock.

Item 1.01	Entry into a Material Definitive Agreement

Amended and Restated Registration Rights Agreement

On October 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with BowX Sponsor, LLC (the “Sponsor”), certain stockholders of BowX and certain stockholders of Prior WeWork. Pursuant to the Registration Rights Agreement, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of Class A Common Stock and other equity securities of the Company that are held by the parties thereto from time to time. In certain circumstances, various parties to the Registration Rights Agreement can collectively demand up to nine underwritten offerings and are entitled to piggyback registration rights, in each case subject to certain limitations set forth in the Registration Rights Agreement. The material terms of the Registration Rights Agreement are described beginning on page 122 of the final prospectus and definitive proxy statement, dated September 20, 2021 (the “Proxy Statement/Prospectus”), entitled “The Business Combination - Related Agreements - Registration Rights Agreement.”

Stockholders Agreement

On October 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company entered into the Stockholders Agreement (the “Stockholders Agreement”) with the Sponsor, SB WW Holdings (Cayman) Limited (“SBWW”), SVF Endurance (Cayman) Limited (“SVF”) and Benchmark Capital Partners VII (AIV), L.P. Pursuant to the Stockholders Agreement, so long as each such holder of Class A Common Stock continues to hold a specified amount of Class A Common Stock, then each such holder has the right to designate for nomination by the Board the number of candidates for election to the Board specified in the Stockholders Agreement. The Stockholders Agreement also provides that (i) so long as certain Insight Partners investors continue to hold a specified amount of Class A Common Stock, then Insight Partners has the right to designate a director and (ii) so long as certain Starwood Capital investors continue to hold a specified amount of Class A Common Stock, then Starwood Capital has the right to designate a board observer. The material terms of the Stockholders Agreement are described beginning on page 125 of the Proxy Statement/Prospectus, entitled “The Business Combination - Related Agreements - Stockholders Agreement.”

Third Amended and Restated Agreement of Exempted Limited Partnership of The We Company Management Holdings L.P.

On October 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company, in its capacity as the parent company of The We Company MC LLC (“TWC MC”) and not as a partner in The We Company Management Holdings L.P. (the “Partnership”), entered into the Third Amended and Restated Agreement of Exempted Limited Partnership of the Partnership (the “LPA”) with TWC MC, The We Company Management LLC, Euclid WW Holdings Inc. and The We Company PI LP. Pursuant to the LPA, certain mechanical changes were implemented to reflect the conversion of shares of capital stock of Prior WeWork to shares of Class A Common Stock (including the conversion of shares of Class C common stock of Prior WeWork into shares of Class C Common Stock).

Specifically, the number of outstanding limited partnership interests in the Partnership, including the limited partnership interests in the Partnership issued to certain former members of Prior WeWork’s senior management team in 2019 (the “WeWork Partnership Profits Interests Units”), was adjusted to equal the number of shares of the corresponding class of Company Common Stock (which, in the case of the WeWork Partnership Profits Interests Units, is the Class C Common Stock), taking into account the Exchange Ratio. The distribution threshold and catch-up base amount for the WeWork Partnership Profits Interests Units were also equitably adjusted to maintain the pre-Business Combination economics of the WeWork Partnership Profits Interests Units. The distribution threshold for Adam Neumann’s WeWork Partnership Profits Interests Units was adjusted downwards based on the closing date pricing of the Business Combination, as required by the settlement agreement and previously disclosed.

First Warrants

On October 20, 2021, the Company issued to (i) SBWW a warrant (the “SBWW Warrant”) to purchase a number of shares of Class A Common Stock (rounded to the nearest whole share) equal to 35,038,960 multiplied by the Exchange Ratio (which product is equal to 28,948,838 shares of Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01) and (ii) SVF a warrant (the “SVF Warrant” and, together with the SBWW Warrant, the “First Warrants”) to purchase a number of shares of Class A Common Stock (rounded to the nearest whole share) equal to 12,327,444 multiplied by the Exchange Ratio (which product is equal to 10,184,811 shares of Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01). The First Warrants will expire on the tenth anniversary of the Closing. Although the First Warrants were issued by the Company, solely for purposes of calculating the Exchange Ratio used in the Business Combination, the First Warrants are treated in the same manner as a hypothetical outstanding warrant to purchase 47,366,404 shares of Prior WeWork Class A common stock at an exercise price of $0.01 per share.

The First Warrants issued to SBWW and SVF are an inducement to obtain SBWW’s and SVF’s, and their respective affiliates’, support in effectuating the automatic conversion of Prior WeWork preferred stock on a one-to-one basis to Prior WeWork common stock.

At the Exchange Ratio, the SBWW Warrant enables SBWW to purchase 28,948,838 shares of Class A Common Stock. Assuming a price of $10 per share, the SBWW Warrant has an estimated fair value of approximately $289.5 million. At the Exchange Ratio, the SVF Warrant enables SVF to purchase 10,184,811 shares of Class A Common Stock. Assuming a price of $10 per share, the SBWW Warrant has an estimated fair value of approximately $101.8 million.

The foregoing description of the Registration Rights Agreement, Stockholders Agreement, the LPA, the SBWW Warrant and the SVF Warrant and the transactions and documents contemplated thereby, is not complete and is subject to and qualified in its entirety by reference to the Registration Rights Agreement, Stockholders Agreement, the LPA, the SBWW Warrant and the SVF Warrant, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 4.3 and Exhibit 4.4, respectively, and the terms of which are incorporated by reference herein.

Indemnification of Directors and Officers

The Company has entered into separate indemnification agreements with its directors and executive officers. These agreements, among other things, require the Company to indemnify its directors and executive officers for certain liabilities and expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of its directors or executive officers or any other company or enterprise to which the person provides services at its request. Further information about the indemnification of the Company’s directors and executive officers is set forth beginning on page 304 of the Proxy Statement/Prospectus in the section titled “Management of New WeWork Following the Business Combination — Corporate Governance - Limitation on Liability and Indemnification of Directors and Officers” and that information is incorporated herein by reference.

The foregoing description of the indemnification agreements is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.6 and the terms of which are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Explanatory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as BowX was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to BowX, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” with respect to the transaction between Prior WeWork and BowX include statements regarding the benefits of the transaction and expectations regarding the combined company’s position to serve the multi-trillion office space market and enable the future of work. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the effect of the announcement of the transaction on the Company’s business relationships, operating results, and business generally, (ii) risks that the transaction disrupts current plans and operations of the Company and potential difficulties in Company employee retention as a result of the transaction, (iii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the transaction, (iv) the ability to maintain the listing of the Company’s securities on a national securities exchange, (v) the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and regulated industries in which the Company operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s business, the Company’s inability to implement its business plan or meet or exceed its financial projections and changes in the combined capital structure, (vi) changes in general economic conditions, including as a result of the COVID-19 pandemic, and (vii) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the registration statement on Form S-4, the Proxy Statement/Prospectus and other documents filed or that may be filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.

Business

The businesses of BowX and Prior WeWork prior to the Business Combination and the Company following the Business Combination are described in the Proxy Statement/Prospectus in the sections titled “Combined Business Summary - The Parties to the Business Combination” beginning on page 1, “Information about BowX” beginning on page 207 and “Information about WeWork” beginning on page 228 and that information is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth beginning on page 31 of the Proxy Statement/Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company and Prior WeWork. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Selected Historical Financial Information of BowX” beginning on page 21, “Selected Historical Financial Information of WeWork” beginning on page 23, “Selected Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 26, “Comparative Per Share Data” beginning on page 28, “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 187 and “Notes to Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 196, which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “BowX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 221 and “WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 237, which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure beginning on page 295 of the Proxy Statement/Prospectus in the section titled “WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations - Quantitative and Qualitative Disclosures about Market Risks - Interest Rate Risk,” which is incorporated herein by reference.

Properties

The properties of the Company are described beginning on page 234 of the Proxy Statement/Prospectus in the section titled “Information About WeWork - Properties” and that information is incorporated herein by reference.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth the beneficial ownership of Class A Common Stock immediately following consummation of the Business Combination by:

•	each person who is the beneficial owner of more than 5% of Class A Common Stock;

•	each person who is an executive officer or director of the Company; and

•	all executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days.

There were 696,492,801 shares of Class A Common Stock issued and outstanding and 19,938,089 shares of Class C Common Stock outstanding immediately following the consummation of the Business Combination.

Unless otherwise indicated, the Company believes that all persons named below have sole voting and investment power with respect to the voting securities indicated in the table below and the corresponding footnotes as being beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	Percentage of Shares of Class A Common Stock
5% Holders
Entities affiliated with SBGA(2)	354,304,605	48.5
Entities affiliated with SBIA UK(3)	91,262,729	13.1
Adam Neumann(4)	58,369,174	8.4
Directors and Executive Officers
Vivek Ranadivé(5)	7,171,066	1.0
Sandeep Mathrani	—	—
Bruce Dunlevie(6)	20,471,310	2.9
Jeff Sine	—	—
Michel Combes	—	—
Marcelo Claure	—	—
Véronique Laury	—	—
Kirthiga Reddy	—	—
Deven Parekh	—	—
Benjamin “Ben” Dunham(7)	102,721	*
Anthony Yazbeck(8)	126,144	*
Maral Kazanjian(9)	48,986	*
Jared DeMatteis(10)	84,211	*
Lauren Fritts(11)	44,824	*
Peter Greenspan(12)	129,420	*
Hamid Hashemi(13)	81,075	*
Scott Morey	—	—
Roger Solé Rafols(14)	206,547	*
All Company directors and executive officers as a group (eighteen individuals)	28,466,304	4.1

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o WeWork Inc., 575 Lexington Avenue, New York NY 10022.
(2)

Represents (i) 320,298,461 shares held by SB WW Holdings (Cayman) Limited, (ii) 28,948,838 shares issuable to SB WW Holdings (Cayman) Limited, or its designee, upon exercise of the First Warrant and (iii) 5,057,306 shares issuable to SVF II WW (DE) LLC upon exercise of the Penny Warrants. SoftBank Vision Fund II-2 L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II WW (DE) LLC. SB WW Holdings (Cayman) Limited is a wholly owned subsidiary of SVF II WW (DE) LLC. SB Global Advisers Limited (“SBGA”) has been appointed as manager and is exclusively responsible for making all final decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund II-2 L.P.’s investments, including as held by SVF II WW (DE) LLC and SB WW Holdings (Cayman) Limited. The address for SB WW Holdings (Cayman) Limited is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The address SVF II WW (DE) LLC is 251 Little Falls Drive, Wilmington, DE 19808.

(3)

Represents 81,077,918 shares held by SVF Endurance (Cayman) Limited (“SVFE”) and 10,184,811 shares issuable to SVFE, or its designee, upon exercise of the First Warrant. SVFE is a wholly owned subsidiary of SoftBank Vision Fund (AIV M1) L.P. (“SVF”). SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed as alternative investment fund manager (“AIFM”) and is exclusively responsible for managing SVF in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SVF, SBIA UK is exclusively responsible for making all decisions related to the acquisition, structuring, financing, voting and disposal of SVF’s investments. The address for SVF Endurance (Cayman) Limited is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)

Represents 544,353 shares held, in the aggregate, by ANINCENTCO1 LLC, ANINCENTCO2 LLC and ANINCENTCO3 LLC, of which Adam Neumann is the managing member, and 57,824,821 shares held by WE Holdings LLC. Adam Neumann (through an entity he controls) and Miguel McKelvey are the managing members of WE Holdings LLC and have shared dispositive power over all of the shares held by WE Holdings LLC, and Miguel McKelvey may be deemed to be a beneficial owner of such shares on that basis. Adam Neumann has sole voting power over all of the shares held by WE Holdings LLC. The address for WE Holdings LLC is 154 Grand Street, New York, New York 10013. Adam Neumann also holds 19,896,032 WeWork Partnerships Profits Interest Units and an equal number of shares of Class C Common Stock, which carry one vote per share. Including such shares of Class C Common Stock, Mr. Neumann’s total voting power is 10.9%.

(5)

Represents (i) 4,564,484 shares held by Mr. Ranadivé and (ii) 2,606,582 shares issuable to The Ranadivé GRAT A dated May 20, 2020, a trust for the benefit of Mr. Ranadivé, upon the exercise of warrants.

(6)

Represents shares held by Benchmark Capital Partners VII (AIV), L.P. (“BCP AIV”), as nominee for BCP AIV, Benchmark Founders’ Fund VII, L.P. (“BFF VII”) and Benchmark Founders’ Fund VII-B, L.P. (“BFF VII-B”). Benchmark Capital Management Co. VII, L.L.C. (“BCMC VII”) is the general partner of each of BCP AIV, BFF VII and BFF VII-B and may be deemed to have shared voting and dispositive power over the shares held by BCP AIV. Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, Kevin R. Harvey, Mitchell H. Lasky and Steven M. Spurlock, the managing members of BCMC VII, may be deemed to have shared voting and dispositive power over the shares held by BCP AIV, although each of such managing members disclaims beneficial ownership of any such shares except to the extent of its pecuniary interest therein. The address for each of these entities is c/o Benchmark, 2965 Woodside Road, Woodside, CA 94062.

(7)	Represents shares over which Mr. Dunham has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.
(8)

Represents 48,534 shares over which Mr. Yazbeck has dispositive power and 77,610 shares over which Mr. Yazbeck has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.

(9)	Represents shares over which Ms. Kazanjian has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.
(10)

Represents 438 shares over which Mr. DeMatteis has dispositive power and 83,773 shares over which Mr. DeMatteis has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.

(11)	Represents shares over which Ms. Fritts has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.
(12)	Represents shares over which Mr. Greenspan has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.
(13)	Represents shares over which Mr. Hashemi has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.
(14)	Represents shares over which Mr. Rafols has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described beginning on page 297 of the Proxy Statement/Prospectus in the section titled “Management of New WeWork Following the Business Combination” and that information is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors is set forth beginning on page 302 of the Proxy Statement/Prospectus in the section titled “Management of New WeWork Following the Business Combination — Corporate Governance - Director Independence” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the Board immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section titled “Management of New WeWork Following the Business Combination — Corporate Governance - Composition of the Board of Directors” beginning on page 302 and “Management of New WeWork Following the Business Combination — Corporate Governance - Committees of the Board of Directors” beginning on page 302 and that information is incorporated herein by reference, subject to the updates set forth in Item 5.02 below, which is incorporated by reference into this Item 2.01.

Executive Compensation

A description of the compensation of the named executive officers of Prior WeWork before the consummation of the Business Combination is set forth beginning on page 313 of the Proxy Statement/Prospectus in the section titled “Executive Compensation,” and that information is incorporated herein by reference.

At the Special Meeting, BowX stockholders approved the WeWork Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”). The description of the Equity Incentive Plan is set forth beginning on page 166 of the Proxy Statement/Prospectus section entitled “Equity Incentive Plan Proposal,” which is incorporated herein by reference. The description of the Equity Incentive Plan is not complete and is subject to and qualified in its entirety by reference to the Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.4 and the terms of which are incorporated by reference herein. Following the consummation of the Business Combination, the Company expects that the Board will approve grants of awards under the Equity Incentive Plan to eligible participants, as described beginning on page 167 of the Proxy Statement/Prospectus in the section titled “Equity Incentive Plan Proposal — Summary of the 2021 Plan - Awards.”

On September 19, 2021, the Board approved the WeWork Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), effective as of and contingent on the consummation of the Business Combination, and subject to approval of BowX stockholders. The ESPP was approved by BowX stockholders on October 19, 2021 and the Business Combination was consummated as of the Closing. As a result, the Company is authorized to offer eligible employees the ability to purchase shares of Class A Common Stock at a discount, subject to various limitations.

The ESPP is designed to allow eligible employees of the Company to purchase shares of Class A Common Stock with their accumulated payroll deductions. The ESPP is administered by the Board or an authorized committee thereof comprised of non-employee directors (the “ESPP administrator”). The ESPP is divided into two components: the “423 Component” and the “Non-423 Component.” The 423 Component is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Non-423 Component is not intended to qualify under Section 423 of the Code and may generally be used to grant stock options to certain non-U.S. employees and other employees designated by the ESPP administrator. The purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company, to align such employees’ interests with those of our stockholders, and to encourage such employees to remain in the employment of the Company. The equity offers under the ESPP are intended to assist the Company in recruiting and retaining highly qualified employees.

The description of the ESPP is set forth beginning on page 172 of the Proxy Statement/Prospectus section entitled “ESPP Proposal,” which is incorporated herein by reference. The foregoing description of the ESPP is not complete and is subject to and qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Exhibit 10.5 and the terms of which are incorporated by reference herein.

Director Compensation

A description of the compensation of the directors of Prior WeWork before the consummation of the Business Combination is set forth beginning on page 313 of the Proxy Statement/Prospectus in the section titled “Executive Compensation,” and that information is incorporated herein by reference.

Employment Agreements

A description of the employment agreements that a subsidiary of the Company has entered into with certain Company officers is set forth beginning on page 318 of the Proxy Statement/Prospectus in the section titled “Executive Compensation - Executive Employment Agreements,” and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company are described beginning on page 329 of the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Persons Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About BowX — Legal Proceedings” beginning on page 219 and “Information about WeWork — Legal Proceedings” beginning on page 236 and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Stock and Related Stockholder Matters

BowX’s publicly-traded Class A common stock, units and warrants were historically listed on the Nasdaq under the symbols “BOWXU,” “BOWX” and “BOWXW,” respectively. On October 21, 2021, the Class A Common Stock and warrants outstanding upon the Closing began trading on the NYSE under the symbols “WE” and “WE WS,” respectively. At the Closing, each of BowX’s public units separated into its components consisting of one share of common stock and one-third of one redeemable warrant and, as a result, the units no longer trade as a separate security.

The Company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on the Company’s financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its Board deems relevant. As a result, you may not receive any return on an investment in Class A Common Stock unless you sell Class A Common Stock for a price greater than that which you paid for it. See the section beginning on page 30 of the Proxy Statement/Prospectus entitled “Market Price and Dividend Information” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of the Company’s securities is contained beginning on page 347 of the Proxy Statement/Prospectus in the section titled “Description of BowX Securities” and that information is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification of Directors and Officers” is incorporated into this Item 2.01 by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Shares of Common Stock

In connection with the Business Combination, the Company increased the total number of authorized shares of all classes of capital stock to 1,625,041,666 shares, consisting of (a) 1,500,000,000 shares of Class A Common Stock, (b) 25,041,666 shares of Class C Common Stock, and (c) 100,000,000 shares of Preferred Stock.

PIPE Investment

As previously announced, on March 25, 2021, concurrently with the execution of the Merger Agreement, BowX entered into subscription agreements (the “Subscription Agreements”) with certain existing stockholders of WeWork and certain other third-party investors (collectively, the “PIPE Investors”), pursuant to which, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 80,000,000 shares of Class A Common Stock for $10.00 per share for an aggregate purchase price equal to $800,000,000 (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the Closing.

The shares issued to the PIPE Investors in the private placement were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) promulgated under the Securities Act.

Backstop Investment

As previously disclosed, the Backstop Investor committed to subscribe for the number of shares of Class A Common Stock equal to the amount of the Redemptions, subject to the Cap of 15,000,000 shares of Class A Common Stock. The purchase price for such shares of Class A Common Stock was equal to $10.00 per share multiplied by the number of Redemptions, subject to the Cap, for an aggregate purchase price of up to $150,000,000. Substantially concurrently with the Closing, the Backstop Investor subscribed for 15,000,000 shares of Class A Common Stock for $150,000,000.

The shares issued to the Backstop Investor were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) promulgated under the Securities Act.

Warrants

The disclosure set forth in Item 1.01 above under the heading “First Warrants” is incorporated into this Item 2.01 by reference.

Additionally, as a result of and upon the Closing, in accordance with the applicable terms of the warrants to purchase Class A common stock of Prior WeWork and the warrants to purchase Series H-3 preferred stock of Prior WeWork and/or Series H-4 preferred stock of Prior WeWork (collectively, the “Company Warrants”), the Company Warrants were converted into the right to receive a warrant to purchase shares of Class A Common Stock upon the same terms and conditions as are in effect with respect to such Company Warrants immediately prior to the Effective Time (the “Converted Company Warrants”) except that (i) such Converted Company Warrants relate to that whole number of shares of Class A Common Stock (rounded down to the nearest whole share) equal to the number of shares of Prior WeWork capital stock subject to such Company Warrants, multiplied by the Exchange Ratio, and (ii) the exercise price per share for each such Converted Company Warrants is equal to the exercise price per share of such Company Warrants in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent).

Information regarding unregistered sales of the Company’s securities is set forth in: Part II, Item 5 of the Company’s Annual Report on Form 10-K filed with the SEC on March 24, 2021 incorporated herein by reference.

The First Warrants and the Converted Company Warrants were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

WeWork Partnership Profits Interest Units

In 2019, the WeWork Partnership Profits Interests Units were issued. These WeWork Partnership Profits Interests Units are intended to qualify as “profits interests” for U.S. federal income tax purposes. The Company no longer grants these types of awards.

Holders of vested WeWork Partnership Profits Interest Units may receive value from their awards in two ways - (i) by receiving distributions or (ii) by, at the election of the holder, (a) converting their WeWork Partnership Profits Interest Units into WeWork Partnerships Class A Common Units (as defined in the LPA), or (b) exchanging (along with the corresponding shares of Class C Common Stock) their WeWork Partnership Profits Interest Units for (at the Company’s election) shares of Class A Common Stock or cash of an equivalent value.

The WeWork Partnership Profits Interests Units were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Business Combination, on October 20, 2021, the Company filed a Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State, and also adopted Bylaws on October 20, 2021 (the “Bylaws”), which replace BowX’s certificate of incorporation and bylaws in effect as of such time. The material terms of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of the Company’s common stock are discussed in the Proxy Statement/Prospectus in the sections titled “Proposal No. 2 — Organizational Documents Proposal A” beginning on page 158, “Proposal No.3 — Organizational Documents Proposal B” beginning on page 158, “Proposal No. 4 — Organizational Documents Proposal C” beginning on page 159 and “Proposal No. 5 — Organizational Documents Proposal D” beginning on page 159.

The Company’s common stock and public warrants are listed for trading on the NYSE under the symbols “WE” and “WE WS,” respectively. On the date of the Closing, the CUSIP numbers relating to the Company’s common stock and warrants changed to 96209A 104 and 96209A 112, respectively.

The foregoing description of the Certificate of Incorporation and the Bylaws is not complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and the terms of which are incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure beginning on page 101 of the Proxy Statement/Prospectus in the section titled “Proposal No. 1 — The BCA Proposal — The Merger Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in the “Explanatory Note” above and Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of the date of the Closing, our post-Closing directors and executive officers and their respective affiliated entities beneficially owned approximately 4.1% of the outstanding shares of Class A Common Stock, which represents approximately 4.0% of the total voting power of our outstanding shares, and no outstanding shares of Class C Common Stock, and the securityholders of BowX immediately prior to the Closing (which includes Vivek Ranadivé, who is one of our post-Closing directors) beneficially owned post-Closing approximately 6.1% of the outstanding shares of Class A Common Stock, which represents approximately 5.9% of the total voting power of our outstanding shares, and no shares of Class C Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the date of the Closing, and in accordance with the terms of the Merger Agreement, the Board became comprised of nine directors: Marcelo Claure, Michel Combes, Bruce Dunlevie, Véronique Laury, Sandeep Mathrani, Deven Parekh, Vivek Ranadivé, Kirthiga Reddy and Jeffrey Sine. Immediately following the consummation of the Business Combination, the following individuals became the executive officers of the Company: Sandeep Mathrani, Benjamin “Ben” Dunham, Anthony Yazbeck, Jared DeMatteis, Lauren Fritts, Peter Greenspan, Hamid Hashemi, Maral Kazanjian, Scott Morey and Roger Solé Rafols. Concurrently with the consummation of the Business Combination, BowX’s officers and directors, other than Mr. Ranadivé (who serves as a director of the Company following the Business Combination), resigned from their respective positions at BowX.

On the date of the Closing, the Company’s audit committee consisted of Véronique Laury, Vivek Ranadivé and Jeffrey Sine with Jeffrey Sine serving as the chair of the committee. The Board determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE. The Board determined that Jeffrey Sine qualified as an audit committee financial expert within the meaning of SEC regulations and met the financial sophistication requirements of the rules.

On the date of the Closing, the Company’s compensation committee consisted of Bruce Dunlevie, Véronique Laury and Deven Parekh with Deven Parekh serving as chair of the committee. The Board determined that each of these individuals is “independent” as defined under the applicable listing standards of NYSE and SEC rules and regulations.

On the date of the Closing, the Company’s nominating and corporate governance committee consisted of Véronique Laury, Deven Parekh and Vivek Ranadivé with Véronique Laury serving as chair of the committee. The Board determined that each of these individuals is “independent” as defined under the applicable listing standards of NYSE and SEC rules and regulations.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the headings “Executive Compensation,” “Director Compensation,” “Employment Agreements,” “Certain Relationships and Related Party Transactions” and “Indemnification of Directors and Officers” is incorporated in this Item 5.02 by reference. Additionally, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Stockholders Agreement” is incorporated in this Item 5.02 by reference.

Item 5.06	Change in Shell Company Status.

Upon the Closing, the Company ceased to be a shell company. The material terms of the Business Combination are described beginning on page 101 of the Proxy Statement/Prospectus in the sections titled “Proposal No. 1 — The BCA Proposal,” and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. On October 20, 2021, the Company issued a press release announcing the Closing. The press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus on pages F-3 through F-222, which are incorporated herein by reference.

(b)   Pro forma financial information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(c)   Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of February 23, 2021, by and among BowX Acquisition Corporation, BowX Merger Subsidiary Corp. and New WeWork Inc. (formerly known as WeWork Inc.), (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K/A filed on March 30, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of WeWork Inc., dated October 20, 2021.

3.2	Amended and Restated Bylaws of WeWork Inc., dated as of October 20, 2021.

4.1	Specimen Common Stock Certificate of WeWork Inc.

4.2	Warrant Agreement, dated August 4, 2020, between BowX Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to BowX’s Current Report on Form 8-K filed with the SEC on August 10, 2020).

4.3	WeWork Inc. Warrant to Purchase Common Stock, dated as of October 20, 2021, by and between WeWork Inc. and SB WW Holdings (Cayman) Limited.

4.4	WeWork Inc. Warrant to Purchase Common Stock, dated as of October 20, 2021, by and between WeWork Inc. and SVF Endurance (Cayman) Limited.

10.1	Amended and Restated Registration Rights Agreement dated as of October 20, 2021, by and among WeWork Inc., BowX Sponsor, LLC and certain stockholders of WeWork Inc.

10.2	Stockholders Agreement, dated as of October 20, 2021, by and among WeWork Inc., BowX Sponsor, LLC, SB WW Holdings (Cayman) Limited, SVF Endurance (Cayman) Limited and Benchmark Capital Partners VII (AIV), L.P.

10.3^	Third Amended and Restated Agreement of Exempted Limited Partnership of The We Company Management Holdings L.P., dated as of October 20, 2021.

10.4+	WeWork Inc. 2021 Equity Incentive Plan.

10.5+	WeWork Inc. 2021 Employee Stock Purchase Plan.

10.6	Form of Indemnification Agreement.

16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated as of October 26, 2021.

21.1	List of Subsidiaries

99.1	Press Release, dated October 20, 2021.

99.2	Unaudited Pro Forma Condensed Combined Financial Information.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K of the Exchange Act. The Company hereby agrees to hereby furnish supplementally a copy of all omitted schedules to the SEC upon request.

+	Indicates a management or compensatory plan.
^

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Jared DeMatteis
Date: October 26, 2021		Name: Jared DeMatteis
Title: Chief Legal Officer